Exhibit 10.1

LAWSON SOFTWARE, INC.

2010 STOCK INCENTIVE PLAN

1.             Purpose of Plan.

The purpose of the Lawson Software, Inc. 2010 Stock Incentive Plan (the “Plan”) is to advance the interests of Lawson Software, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’ economic objectives.

2.             Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1           “Board” means the Board of Directors of the Company.

2.2           “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or lend a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3           “Cause” means the termination of the Participant’s employment initiated by the Company because of:  (i) if the Participant has entered into any written and executed contract(s) with the Company, any material breach by the Participant of such contract (as reasonably determined by the Company) and which is not or cannot reasonably be cured within 10 days after written notice from the Company to the Participant; (ii) any material violation by the Participant of the Company’s policies, rules or regulations (as reasonably determined by the Company) and which is not or cannot be reasonably cured within 10 days after written notice from the Company to the Participant; or (iii) commission of any material act of fraud, embezzlement or dishonesty by the Participant (as reasonably determined by the Company).

2.4           “Change in Control” means an event described in Section 14.1 of the Plan; provided, however, if an Incentive Award constitutes a deferral of compensation subject to Section 409A of the Code, and if that Incentive Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 14.1 of the Plan unless the event would also constitute, under Section 409A of the Code and the regulations and rulings issued thereunder, either a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.

2.5           “Code” means the Internal Revenue Code of 1986, as amended.

2.6           “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7           “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8           “Covered Employee” means a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code).

2.9           “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the

Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant in the sense that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is or can be triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

2.10         “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, all Non-Employee Directors and any consultants, advisors and independent contractors of the Company or any Subsidiary.

2.11         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12         “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the closing price of the Common Stock during the regular daily trading session, as reported by the NASDAQ National Market System (or successor to the NASDAQ National Market System).

2.13         “Good Reason” means the occurrence of any of the following events:  (i) a job reassignment that is not at least of comparable responsibility or status as the assignment in effect immediately prior to the Change in Control; (ii) a reduction in the Participant’s Base Pay as in effect immediately prior to a Change in Control; (iii) a material modification of the Company’s incentive compensation program (that is adverse to the Participant) as in effect immediately prior to a Change in Control; (iv) a requirement by the Company that the Participant be based anywhere other than within thirty miles of the Participant’s work location immediately prior to a Change in Control (with exceptions for temporary business travel that is consistent in both frequency and duration with the Participant’s business travel before the Change in Control); or (v) except as otherwise required by applicable law, the failure by the Company to provide employee benefit programs and plans (including any stock ownership and stock purchase plans) that provide substantially similar benefits, in terms of aggregate monetary value, at substantially similar costs to the Participant as the benefits provided in effect immediately prior to a Change in Control.  Termination or reassignment of the Participant’s employment for Cause, or by reason of Disability or death, are excluded from this definition.

Before a termination by the Participant under this Section 2.13 will constitute termination for Good Reason, the Participant must give the Company a notice of termination within 30 calendar days of the occurrence of the event that constitutes Good Reason.  The notice must set forth in reasonable detail the specific reason for the termination and the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.  Failure to provide such notice within such 30-day period shall be conclusive proof that the Participant does not have Good Reason to terminate employment.

For purposes of this Section 2.13, Good Reason shall exist only if the Company or applicable Subsidiary fails to remedy the event or events constituting Good Reason within 30 calendar days after receipt of the notice of termination from the Participant.  If the Participant determines Good Reason for termination exists and timely files a notice of termination, such determination shall be presumed to be true and the Company will have the burden of proving that Good Reason does not exist.

2.14         “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Performance Award granted to an Eligible Recipient pursuant to the Plan.

2.15         “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16         “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

2.17         “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.18         “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.19         “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.20         “Performance-Based Compensation” means an Incentive Award to a Covered Employee that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.  Options and Stock Appreciation Rights granted to Covered Employees are intended to be Performance-Based Compensation.

2.21         “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of Performance Criteria or other objectives during a specified period.

2.22         “Performance Criteria” means the performance criteria that are used by the Committee in granting Incentive Awards contingent upon achievement of performance goals over a specified performance period.  For any Incentive Award intended to constitute Performance-Based Compensation, the Performance Criteria shall consist of one or a combination of two or more of the following: revenue; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); cash flow; market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; total return to stockholders; economic value added; working capital and strategic plan development and implementation.  The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or any other external measure of the selected criteria.  The Committee shall, in its sole discretion, define in an objective fashion the manner of calculating the performance goals based on the Performance Criteria it selects to use in any performance period, which may include adjustments to such criteria as otherwise defined under U.S. Generally Accepted Accounting Principles (“GAAP”) or adjustments based on non-GAAP financial measures that are made publicly available by the Company.

2.23         “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant.

2.24         “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to restrictions on transferability and a risk of forfeiture.

2.25         “Retirement” means termination of employment or service on or after the date on which the Eligible Recipient’s age plus years of full time employment with the Company or any Subsidiary equals 65 or more, provided that the Eligible Recipient is at least fifty-five (55) years of age and has five (5) or more years of continuous employment or other service with the Company and any Subsidiaries.

2.26         “Securities Act” means the Securities Act of 1933, as amended.

2.27         “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.28         “Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common

Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives.

2.29         “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.30         “Substitute Award” means an Incentive Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.31         “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.             Plan Administration.

3.1           The Committee.  The Plan will be administered by the Compensation Committee of our Board or other committee designated by our Board (“Committee”), which consists of only independent directors.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent” as required by the Listing standards of the National Association of Securities Dealers, Inc. (“NASDAQ”) and who are “outside directors” within the meaning of Section 162(m) of the Code, but any action taken by such a committee shall be valid and effective even if the members of such committee at the time of such action are later determined not to have satisfied all the requirements for membership specified above.  Such a committee will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to such a committee.  To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to one or more of its members or to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to Section 162(m) of the Code.  The Committee may also delegate to one or more agents or advisors such non-discretionary administrative duties or powers as it deems advisable.  The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2           Authority of the Committee.

(a)           In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:  (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written or electronic agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.  In addition, the Committee will have the authority under the Plan in its sole discretion to (A) establish, amend or rescind rules to administer the Plan; (B) interpret the Plan and any Incentive Award or related agreement made under the Plan; (C) make all other determinations necessary or desirable for the administration of the Plan; and (D) pay the intrinsic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)           Subject to Section 3.2(d) below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that (i) the amended or modified terms are permitted by the Plan as then in effect; (ii) any Participant adversely affected by such amended or modified terms shall have consented to such amendment or modification unless such amendment is necessary to comply with applicable law, NASDAQ or stock exchange rules; and (iii) the authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an Incentive Award may be exercised only in connection with a Participant’s death, Disability or Retirement, in connection with a Change in Control, or to the extent such actions involve an aggregate number of shares of Common Stock not in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1.

(c)           In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria and related performance goals) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that (A) the amended or modified terms are permitted by the Plan as then in effect and (B) with respect to any Incentive Award intended to qualify as Performance-Based Compensation, any such amendment or modification would not result in such Incentive Award failing to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

(d)           Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by:  (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Stock Unit Awards or Performance Awards in exchange; or (iii) repurchasing the underwater Options.  For purposes of this Section 3.2(d), an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

(e)           In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Section 6.2; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of NASDAQ or the applicable stock exchange.

(f)            Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Incentive Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Incentive Award subject to such written terms and conditions determined necessary or desirable to cause such Incentive Award to comply in form with the requirements of Section 409A of the Code.  Further, the Plan, as it relates to Incentive Awards that are subject to Section 409A of the Code, will be administered in a manner that is intended to comply with the requirements of Section 409A of the Code and any regulations or rulings issued thereunder.

4.             Shares Available for Issuance.

4.1           Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to Section 4.2 and to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 20,000,000.  The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.  Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted Incentive Awards denominated in shares of Common Stock relating to more 3,000,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in the Plan may be granted Incentive Awards denominated in cash in an amount in excess of $5,000,000 in the aggregate during any calendar year; and (iii) no more than 20,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan, with the foregoing share limits subject, in each case, to adjustment as provided in Section 4.3 of the Plan.

4.2           Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that (A) the total number of shares remaining available for issuance under the Plan shall be reduced by 1.75 shares for each share issued pursuant to an Incentive Award other than an Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Incentive Award other than an Option or a Stock Appreciation Right; and (B) Substitute Awards shall not reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  Any shares of Common Stock subject to an Incentive Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock shall, to the extent of such lapse, expiration, forfeiture or settlement other than in shares of Common Stock, automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.1 (with such increase in connection with Incentive Awards other than Options and Stock Appreciation Rights based on the same ratio specified in clause (A) of the proviso to the first sentence of this Section 4.2).  Notwithstanding anything to the contrary in this Section 4.2, the following shares of Common Stock will not again become available for issuance under the Plan: (i) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(b) or any Previously Acquired Shares tendered (either actually or by attestation) by a Participant in payment of the exercise price of an Option; (ii) any shares withheld by the Company or Previously Acquired Shares tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Incentive Award; (iii) shares covered by a stock appreciation right issued under the Plan -that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise; or (iv) shares that are repurchased by the Company using Option exercise proceeds.

4.3           Adjustments to Shares and Incentive Awards.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718, Compensation - Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Incentive Awards, (iii) the exercise price of outstanding Options and Stock Appreciation Rights, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Incentive Awards or the grants to individuals of certain types of Incentive Awards.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 4.3 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Incentive Award to be subject to adverse tax consequences under Section 409A of the Code.

4.4           Effect of Plans Maintained by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan.  Incentive Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company or any Subsidiary or Non-Employee Directors prior to such acquisition or combination.

5.             Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.             Options.

6.1           Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2           Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except in the case of Substitute Awards.

6.3           Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after 10 years from its date of grant.

6.4           Payment of Exercise Price.

(a)           The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) by a “net exercise of the Option (as further described in paragraph (b), below); or (iv) by a combination of such methods.

(b)           In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1.

(c)           Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5           Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by giving written or electronic notice of exercise to the Company at its principal executive office in St. Paul, Minnesota or through the procedures established with any Company-appointed third-party administrator specifying the number of shares of Common Stock as to which the Option is being exercised and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.             Stock Appreciation Rights.

7.1           Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee will have the sole discretion to determine the form in which payment of the intrinsic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

7.2           Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4 below and except in the case of Substitute Awards.

7.3           Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant.  A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

7.4           Grants in Tandem with Options.  Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option.  A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option.  Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.             Restricted Stock Awards.

8.1           Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

8.2           Rights as a Stockholder; Transferability.  Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

8.3           Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends in the case of Restricted Stock Awards that are subject only to service-based vesting conditions) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  The Committee will determine in its sole discretion whether any interest will be paid on such restricted dividends or distributions.  In its discretion, the Committee may provide in any award agreement evidencing a Restricted Stock Award for the waiver by the Participant of any right to receive dividends and distributions with respect to shares of Common Stock subject to the unvested portion of the Restricted Stock Award.

8.4           Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

9.             Stock Unit Awards.

An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.  The agreement evidencing a Stock Unit Award shall either (i) provide that in all cases payment of the Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Stock Unit Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

10.           Performance Awards.

An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.  The agreement evidencing a Performance Award shall either (i) provide that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

11.           Minimum Vesting Periods.

Except as otherwise provided in this Section 11, (i) Restricted Stock Awards and Stock Unit Awards that vest solely as a result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than three years from the date of grant of the applicable Incentive Award (but permitting pro rata vesting over such time); and (ii) Restricted Stock Awards, Stock Unit Awards and Performance Awards whose vesting is subject to the achievement of specified Performance Criteria over a performance period shall be subject to a performance period of not less than one year.  The minimum vesting periods specified in clauses (i) and (ii) of the preceding sentence shall not apply: (A) to Incentive Awards made in payment of earned performance-based Incentive Awards and other earned cash-based incentive compensation; (B) to a termination of employment due to death, Disability or Retirement; (C) upon a Change in Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Incentive Awards involving an aggregate number of shares of Common Stock not in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1.

12.           Effect of Termination of Employment or Other Service.

The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 12.4.

12.1         Termination of Employment Due to Death or Disability.  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a)           All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

(b)           All unvested Restricted Stock Awards and Stock Unit Awards then held by the Participant that are subject only to service-based vesting conditions will become fully vested.

(c)           The service-based vesting conditions associated with all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant that are also subject to the achievement of specified Performance Criteria over a performance period as a condition of vesting will be deemed satisfied, but vesting of such Incentive Awards shall occur only when and to the extent the applicable Performance Criteria are satisfied.

12.2         Termination of Employment Due to Retirement.  Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a)           All outstanding Options and Stock Appreciation Rights then held by the Participant that have been outstanding for at least six months from the applicable date of grant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right), and any Options and Stock

Appreciation Rights then held by the Participant that have not been outstanding for at least six months will terminate and be forfeited.

(b)           All unvested Restricted Stock Awards and Stock Unit Awards then held by the Participant that are subject only to service-based vesting conditions will vest pro-rata based on time worked during the vesting schedule period.

(c)           All unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant that are subject to both service-based conditions and the achievement of specified Performance Criteria over a performance period as a condition of vesting will vest pro-rata based on time worked during the performance period and when and to the extent the applicable Performance Criteria are satisfied.

12.3         Termination of Employment for Reasons Other than Death, Disability or Retirement. Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):

(a)           All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right), and will, to the extent not exercisable as of such termination, terminate and be forfeited.

(b)           All unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant will terminate and be forfeited.

12.4         Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clauses (ii) and (iii) below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (i) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 12.4 but in no event beyond its expiration date; (ii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan); and (iii) such actions (other than termination of an Incentive Award) occurring other than in connection with the death, Disability or Retirement of a Participant shall not involve an aggregate number of shares of Common Stock in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1).

12.5         Effects of Actions Constituting Cause.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind.  The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award or Performance Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

12.6         Determination of Termination of Employment or Other Service.

(a)           The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)           The change in a Participant’s status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment (subject to paragraph (a), above).

(c)           Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, if distribution or payment of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant’s employment, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code.

13.           Payment of Withholding Taxes.

13.1         General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

13.2         Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

14.           Change in Control.

14.1         A “Change in Control” shall be deemed to have occurred upon the first to occur of an event set forth in any one of the following paragraphs:

(a)           any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, provided, however, that the provisions of this paragraph (a) shall not be applicable to (1) any acquisition directly from the Company, or (2) a transaction that would not be a Change of Control under paragraph (c) of this Section 14.1; or

(b)           individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), shall cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a direct subsequent to the date hereof whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the date hereof, or whose appointment, election or nomination for election was previously so approved or recommended, shall be considered a member of the Incumbent Board, but excluding for this purpose any new director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or

(c)           there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(d)           there is consummated a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale.

14.2         Effect of a Change in Control.  Unless otherwise provided in an agreement evidencing an Incentive Award, the following provisions shall apply to outstanding Incentive Awards in the event of a Change in Control.

(a)           Continuation, Assumption or Replacement of Incentive Awards.  In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Incentive Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by Section 4.3), and such Incentive Awards or replacements therefore shall remain outstanding and be governed by their respective terms, subject to Section 14.2(d) below.  A surviving or successor entity may elect to continue, assume or replace only some Incentive Awards or portions of Incentive Awards.  For purposes of this Section 14.2(a), an Incentive Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Incentive Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Incentive Award and the exercise price thereof that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(b)           Acceleration of Incentive Awards.  If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable Incentive Award.

(c)           Payment for Incentive Awards.  If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Incentive Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 14.2(c).  The Committee will not be required to treat all Incentive Awards similarly for purposes of this Section 14.2(c).  The payment for any Incentive Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of shares of Common Stock subject to the Incentive Award or portion thereof being terminated, or, if no consideration is to be received by the Company’s stockholders in the Change in Control, the Fair Market Value of such number of shares immediately prior to the effective date of the Change in Control, over (ii) the aggregate exercise price (if any) for the shares of Common Stock subject to the Incentive Award or portion thereof being terminated.  If there is no excess, the Incentive Award may be terminated without payment.  Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Incentive Award surrendered.

(d)           Termination After a Change in Control.  If and to the extent that Incentive Awards are continued, assumed or replaced under the circumstances described in Section 14.2(a), and if within two years after the Change in Control a Participant experiences an involuntary termination of employment or other service for reasons other than Cause, or terminates his or her employment or other service for Good Reason, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable Incentive Award.

15.           Rights of Eligible Recipients and Participants; Transferability.

15.1         Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.2         Rights as a Stockholder; Dividends.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.  Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards.  In its discretion, the Committee may provide in an agreement evidencing a Stock Unit Award or a Performance Award that the Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant, for any such dividends and distributions.  The terms of any rights to dividend equivalents will be determined by the Committee and set forth in the agreement evidencing the Stock Unit Award or Performance Award, including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in Common Stock; provided, however, that dividend equivalents in respect of the unvested portions of Stock Unit Awards and Performance Awards whose vesting is subject to the achievement of specified Performance Criteria will be subject to the same restrictions as the underlying shares or units to which such dividend equivalents relate.  No dividend equivalents may be paid or credited in connection with Options and Stock Appreciation Rights.

15.3         Restrictions on Transfer.

(a)           Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)           A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)           Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option or Stock Appreciation Right, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

15.4         Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16.           Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17.           Performance-Based Compensation Provisions.

The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code, in its sole discretion, may designate whether any Restricted Stock Awards, Stock Unit

Awards or Performance Awards to be made to Covered Employees are intended to be Performance-Based Compensation.  The vesting of such Incentive Awards and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, will, to the extent required by Section 162(m) of the Code, be conditioned upon the achievement of performance goals based on one or more Performance Criteria specified in Section 2.20.  Such Performance Criteria will be selected and performance goals established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.  Following completion of an applicable performance period, the Committee shall certify in writing, in the manner and to the extent required by Section 162(m) of the Code, that the applicable performance goals based on the selected Performance Criteria have been met prior to payment of the compensation, and may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Incentive Award.

18.           Compliance with Section 409A.

It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto).  Notwithstanding anything in this Section 18 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless permitted under Section 409A of the Code and the regulations or rulings issued thereunder.  Without limiting the generality of the foregoing, if any amount shall be payable with respect to any Incentive Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code) and such amount is subject to the provisions of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first day of the seventh calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death).  The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

19.           Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time.  In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of NASDAQ or applicable stock exchange; or (ii) such amendment seeks to modify Section 3.2(d) hereof.  No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that (i) this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan, and (ii) no consent of any affected Participant shall be required if such amendment is necessary to comply with applicable law or stock exchange rules.

20.           Effective Date and Duration of the Plan.

The Plan will be effective as of June 24, 2010, or such later date on which the Plan is initially approved by the Company’s stockholders.  The Plan will terminate at midnight on the tenth (10th) anniversary of such effective date, and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of the Plan.  Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

21.           Miscellaneous.

21.1         Governing Law.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

21.2         Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.